Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Imunon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.01 per share (“Common Stock”)	457	(o)			$8,000,000 (3)	0.00014760	$1,180.80
	Equity	Series A Warrants to purchase Common Stock	457	(g)			(4)
	Equity	Series B Warrants to purchase Common Stock	457	(g)			(4)
	Equity	Pre-funded warrants to purchase Common Stock	457	(g)			(4)
	Equity	Common Stock issuable upon exercise of Series A and Series B warrants	457	(o)			$16,000,000	0.00014760	$2,361.60
	Equity	Common Stock issuable upon exercise of pre-funded warrants(3)	457	(o)			(3)
Fees Previously Paid	N/A	N/A	N/A		N/A	N/A	N/A		$2,952.00
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A		N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amount						$24,000,000	0.00014760	$3,542.40
	Total Fees Previously Paid								$2,952.00
	Total Fee Offsets								N/A
	Net Fee Due								$590.40

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Imunon, Inc. (the “Registrant”) that become issuable with respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”)

(3) The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $8,000,000.

(4) Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the warrants.